EXHIBIT 11

                      THE UPJOHN COMPANY AND SUBSIDIARIES

              COMPUTATION OF EARNINGS PER COMMON SHARE - PRIMARY
                     (In millions, except per-share data)

                                                       Three Months Ended
                                                            March 31,
                                                       --------------------
                                                        1994           1993
                                                       ------         ------
Earnings from continuing operations                    $134.7         $151.5
Discontinued operation                                                    .9
Cumulative effect of accounting changes                                (18.9)
                                                       ------         ------
Net earnings                                            134.7          133.5
Dividends on preferred stock, net of tax                  3.0            3.1
                                                       ------         ------
Net earnings on common shares - primary                $131.7         $130.4
                                                       ======         ======
Average number of common shares outstanding             173.3          174.3
Number of common shares issuable assuming
  exercise of stock options                                .1             .1
Contingently issuable incentive common shares              .3             .3
                                                        -----          -----
Total shares - primary                                  173.7          174.7
                                                        =====          =====
Primary earnings per common share:
  Earnings from continuing operations                    $.76           $.85
  Discontinued operation                                                 .01
  Cumulative effect of accounting changes                               (.11)
                                                         ----           ----
  Net earnings                                           $.76           $.75
                                                         ====           ====

           COMPUTATION OF EARNINGS PER COMMON SHARE - FULLY DILUTED

Earnings from continuing operations                    $134.7         $151.5
Discontinued operation                                                    .9
Cumulative effect of accounting changes                                (18.9)
                                                       ------         ------
Net earnings                                            134.7          133.5
Less ESOP contribution assumed to be required if
  preferred shares are converted into common shares      (1.2)          (1.3)
                                                       ------         ------
Net earnings on common shares - fully diluted          $133.5         $132.2
                                                       ======         ======
Average number of common shares outstanding             173.3          174.3
Number of common shares issuable assuming
  exercise of stock options                                .1             .2
Contingently issuable incentive common shares              .3             .3
Number of common shares issuable assuming
  conversion of preferred shares                          7.4            7.4
                                                        -----          -----
Total shares - fully diluted                            181.1          182.2
                                                        =====          =====
Fully diluted earnings per common share:
  Earnings from continuing operations                    $.74           $.82
  Discontinued operation                                                 .01
  Cumulative effect of accounting changes                               (.10)
                                                         ----           ----
  Net earnings                                           $.74           $.73
                                                         ====           ====